EXHIBIT D

NEITHER THIS WARRANT NOR THE WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE WARRANT SHARES MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE, AS EVIDENCED (UPON THE COMPANY'S REASONABLE REQUEST) BY A LEGAL OPINION FROM SUCH TRANSFEROR'S COUNSEL, WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.



                                     WARRANT

                            TO PURCHASE COMMON STOCK

                                       OF

                                 VARIFLEX, INC.,
                             A DELAWARE CORPORATION

         THIS IS TO CERTIFY THAT: Remy Capital Partners IV, L.P., a Delaware limited partnership or registered transferees (collectively, the "HOLDER") is entitled to purchase from Variflex, Inc., a Delaware corporation (the "COMPANY"), at any time and from time to time on and after the date hereof an aggregate of Four Hundred Thousand (400,000) shares of Common Stock (defined below), exercisable in whole or in part, at a purchase price of Five and 10/100 Dollars ($5.10) per share, all on the terms and conditions and subject to the adjustments provided herein.

                  SECTION 1. CERTAIN DEFINITIONS. The following capitalized terms as used in this Warrant shall have the following meanings:

                  "ADDITIONAL SHARES OF COMMON STOCK" means all shares of Common Stock issued by the Company after the date hereof, other than shares of Common
Stock issued or issuable at any time pursuant to a stock consolidation, subdivision, dividend, acquisition, employee stock option plan or employee stock bonus plan.

                  "BUSINESS DAY" means any day on which commercial banks are not authorized or required to close in Los Angeles, California.

                  "COMMON STOCK" means the Company's authorized Common Stock, par value $0.001 per share, or any securities of any Person the Holder is entitled to purchase as a result of adjustments under Section 3.3.

                  "EXERCISE PRICE" means a price per share of Common Stock equal to Five and 10/100 Dollars ($5.10), as adjusted pursuant to Section 3 hereof.

                  "EXPIRATION DATE" means the date which is seven years from the date hereof.

                  "MARKET PRICE" means, if the Warrant Shares are publicly traded, the closing price per share for the date in question. The closing price will be the last sales price regular way or, if no such sale takes place on such day, the average of the closing bid and ask prices regular way on the principal United States trading market on which the Warrant Shares are listed or admitted to trading. If the Warrant Shares are not listed or admitted to trading on a recognized United States trading market, the Market Price will be the price per Warrant Share implied from the Company's most recent issuances of Common Stock for securities convertible into or exchangeable for Common Stock, if any such issuance has occurred in the six (6) months prior to the date in question. If no such issuance has occurred, the Market Price will be the fair market value per Warrant Share, on an enterprise theory of valuation, determined by the Company's Board of Directors acting in good faith with advice from a recognized valuation expert.

                  "PERSON" means a corporation, an association, a trust, a partnership, a joint venture, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental body.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "WARRANT SHARES" means the number of shares of Common Stock that may be acquired upon exercise of this Warrant.

                  SECTION 2.  EXERCISE OF WARRANT.

                  2.1 EXERCISE OF WARRANT. The Holder may, at any time on and after the date hereof, but not later than the Expiration Date, exercise this Warrant in whole or in part.

                  2.2      METHOD OF EXERCISE.

                  2.2.1 CASH/EXCHANGE OF SHARES. The Holder may exercise this Warrant for cash by delivering to the Company prior to the Expiration Date (a) this Warrant, (b) a Subscription Form in the form of EXHIBIT A and (c) the Exercise Price for the Warrant Shares so acquired, which may be paid in cash or by the delivery of shares of Common Stock with a Market Price equal to the aggregate Exercise Price for the Warrant Shares so acquired.

                  2.2.2 CASHLESS EXERCISE. This Warrant can also be exercised, in whole or in part, in a "cashless" exercise, upon delivery to the Company of
(a) this Warrant and (b) a Cashless Exercise Form in the form of EXHIBIT B. In a cashless exercise, the right to purchase each Warrant Share may be exchanged for that number of Shares of Common Stock determined by multiplying the number one
(1) by a fraction, the numerator of which will be the excess of (y) the then current Market Price over (z) the Exercise Price, and the denominator of which will be the then current Market Price.

                  2.3 ISSUANCE OF WARRANT SHARES. Upon the Holder's exercise of the Warrant, the Company shall, within five (5) Business Days, issue the Warrant Shares so purchased to the Holder.

                  SECTION 3. ADJUSTMENT OF WARRANT SHARES; ANTI-DILUTION PROVISIONS.

                  If any of the following events occurs at any time hereafter prior to the full exercise of this Warrant, then the Exercise Price and/or the number of remaining Warrant Shares to be purchased hereunder immediately prior to such event shall be adjusted as described below:

                  3.1 STOCK SUBDIVISIONS OR STOCK CONSOLIDATIONS. If at any time the outstanding shares of Common Stock are subdivided into a greater number of shares, whether by stock split, stock dividend or otherwise, then the number of Warrant Shares remaining to be purchased hereunder will be increased proportionately and the Exercise Price will be reduced proportionately.
Conversely, if at any time the outstanding shares of Common Stock are consolidated into a smaller number of shares, then the number of Warrant Shares remaining to be purchased hereunder will be reduced proportionately and the Exercise Price will be increased proportionately. Each adjustment to the Exercise Price and the number of Warrant Shares shall be effective on the record date, or if there is no record date, the effective date for such subdivision or consolidation.

                  3.2 DIVIDENDS. Following the date hereof, if the Company proposes to declare a dividend on or make a distribution of any kind (other than in Common Stock) with respect to the Common Stock, the Company will deliver written notice of such proposed event, in reasonable detail, to the Holder not less than ten (10) Business Days prior to the record date, to enable the Holder to decide whether to exercise this Warrant prior to the record date.

                  3.3 RECLASSIFICATION OR REORGANIZATION. If the Company engages in a reorganization, a reclassification of its Common Stock, or in a merger or other combination with another Person in which the other Person survives, upon exercise of this Warrant, the Holder will be entitled to receive the number of shares, securities or property the Holder would have been entitled to receive if this Warrant had been exercised immediately prior to the record date for such event. The aggregate exercise price applicable to such new shares, securities or property will be the aggregate exercise price of all Warrant Shares remaining to be purchased hereunder. If necessary, the rights and interests of the Holder will be appropriately adjusted so as to be applicable, as nearly as reasonably possible, to any such shares, securities or property thereafter deliverable upon exercise of this Warrant.

                  3.4 ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event that the Company shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in each such event, such Exercise Price shall be reduced concurrently with such issue of shares to a price equal to the consideration per share for which the Additional Shares of Common Stock are issued.

                  3.5 COMPUTATIONS AND ADJUSTMENTS. Upon each computation of an adjustment under this Section 3, the Exercise Price shall be computed to the nearest 1/1000 cent and the number of Warrant Shares shall be calculated to the nearest whole share (i.e., fractions of less than one-half shall be disregarded and fractions of one-half or greater shall be treated as being the next greater integer). However, the fractional amount shall be used in calculating any future adjustments.

                  3.6 NOTICES. When any adjustments are required to be made under this Section 3, the Company shall as promptly as practicable (i) determine such adjustments, (ii) prepare a statement describing in reasonable detail the method used in arriving at the adjustment and setting forth the calculation thereof; and (iii) cause a copy of such statement to be given to the Holder in accordance with Section 8.10.

                  SECTION 4. SECURITIES LAWS. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant has not been and the Warrant Shares that may be issued pursuant hereto have not been and may not be registered under the Securities Act or applicable state securities laws. The Holder of this Warrant, by acceptance hereof, represents that it is fully informed as to the applicable limitations upon any distribution or resale of this Warrant and any Warrant Shares under the Securities Act and any applicable state securities laws and agrees not to distribute or sell this Warrant or any Warrant Shares if such distribution or resale would constitute a violation of the Securities Act or any applicable state securities laws or would cause the issuance of this Warrant or the Warrant Shares, in the opinion of counsel, to be in violation of the Securities Act or any applicable state securities laws. The Holder of this Warrant agrees that it will not transfer or sell this Warrant or the Warrant Shares unless and until the Holder provides the Company with an opinion of its counsel that such transfer or sale can be made without violation of the Securities Act or any applicable state securities laws. Any exercise hereof by the Holder shall constitute a representation by the Holder that the Warrant Shares are not being acquired with the view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act or applicable state securities laws.

                  SECTION 5. RESERVATION OF WARRANT SHARES. The Company will cause to be kept available, out of the authorized and unissued shares of Common Stock, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. Upon issuance and delivery against payment pursuant to the terms of this Warrant, all Warrant Shares will be validly issued, fully paid and nonassessable.

                  SECTION 6. LOSS, DESTRUCTION OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

                  SECTION 7. ASSIGNMENT. This Warrant and the rights hereunder are not assignable by the Holder to any transferee until February 1, 1998. Thereafter, any Holder may assign this Warrant and the rights hereunder to a transferee, and upon such assignment, such transferee will become the "Holder" under this Warrant.

                  SECTION 8.   MISCELLANEOUS PROVISIONS.

                  8.1 AMENDMENTS; WAIVERS. Amendments, waivers, demands, consents and approvals under this Warrant must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

                  8.2 GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to conflicts of laws principles.

                  8.3 JURISDICTION; VENUE; SERVICE OF PROCESS. Each of the parties irrevocably submits to the jurisdiction of any California State or United States Federal court sitting in Los Angeles County in any action or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and irrevocably agrees that any such action or proceeding may be heard and determined only in such California State or Federal court. Each of the parties irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                  8.4 HEADINGS. Headings of Sections and subsections are for convenience only and are not a part of this Warrant.

                  8.5 COUNTERPARTS. This Warrant may be executed in one or more counterparts, all of which constitute one agreement.

                  8.6 SUCCESSORS AND ASSIGNS. This Warrant is binding upon and inures to the benefit of each party and such party's respective heirs, personal representatives, successors and assigns. Nothing in this Warrant, express or implied, is intended to confer any rights or remedies upon any other person.

                  8.7 EXPENSES; LEGAL FEES. Each party will pay its own expenses in the negotiation, preparation and performance of this Warrant. The prevailing party in any action relating to this Warrant will be entitled to recover, in addition to other appropriate relief, reasonable legal fees, costs and expenses incurred in such action.

                  8.8 REPRESENTATION BY COUNSEL; INTERPRETATION. Each party acknowledges that it has been represented by counsel in connection with this Warrant. Any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Warrant against the party that drafted it, has no application and is expressly waived.

                  8.9 SPECIFIC PERFORMANCE. In view of the uniqueness of the matters contemplated by this Warrant, the parties hereto would not have an adequate remedy at law for money damages if this Warrant is not being performed in accordance with its terms. The parties therefore agree that each party will be entitled to specific enforcement of the terms hereof in addition to any other remedy to which such party may be entitled.

                  8.10 NOTICES. All notices, demands and requests required by this Warrant shall be in writing and shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) one (1) business day after being sent, when sent by professional overnight courier service for next business day delivery from and to locations within the continental United States, (iii) five
(5) days after posting when sent by registered or certified mail, or (iv) on the date of receipt by the sending party of confirmation of the successful transmission of the facsimile, as printed by the facsimile machine, when sent by facsimile. Any party hereto may from time to time by notice in writing served upon the others as provided herein, designate a different mailing address or a different party to which such notices or demands are thereafter to be addressed or delivered.


















                  (remainder of page intentionally left blank)

                  IN WITNESS  WHEREOF,  the  Company  and the Holder have caused
this   Warrant  to  be  signed  in  its  name  by  an   officer  or   authorized
representative.

Dated:  November 18, 1997


                             VARIFLEX, INC., a Delaware corporation


                             By:
                                --------------------------
                                Name:
                                     ---------------------
                                Title:
                                      --------------------

                             Address:  5152 North Commerce Avenue
                                       Moorpark, California  93021
                                       Facsimile:  (805) 523-7384

The foregoing is acknowledged
by and agreed to as of the
18th day of November, 1997


REMY CAPITAL PARTNERS, IV, L.P.,
a Delaware limited partnership

By:      REMY INVESTORS, LLC, a Delaware
         limited liability company

Its:     General Partner

         By:
            ----------------------------
                  Name:  Mark Siegel
                  Title: Managing Member

Address:          1801 Century Park East
                  Suite 1111
                  Los Angeles, California  90067
                  Facsimile:  (310) 843-0010

                                   EXHIBIT A

                                SUBSCRIPTION FORM
                                 TO BE EXECUTED
                            UPON EXERCISE OF WARRANT

     The undersigned exercises the right to purchase --------- Warrant Shares, evidenced by the enclosed Warrant, and makes payment of the Purchase Price in cash ($----) or by the exchange of ---- shares of Common Stock. Certificate(s) for such shares are to be issued and delivered as set forth below.

Date:
     ---------------------                         (HOLDER)


                                                   By:
                                                      --------------------------
                                                   Its:
                                                       -------------------------

Name to appear on the stock certificate:

          ------------------------------
                  (Please Print)
Address:
          ------------------------------
          ------------------------------
          ------------------------------

Employer Identification Number, Social
Security Number or other identifying
number:
       ---------------------------------

                  If the foregoing exercise is not for all of the Warrant Shares purchasable under this Warrant, please register and deliver a new Warrant for the unexercised portion as follows:

Name:
     -----------------------------------
                  (Please Print)

Address:
          ------------------------------
          ------------------------------
          ------------------------------

Employer Identification Number, Social
Security Number or other identifying
number:
       ---------------------------------

                                    EXHIBIT B

                             CASHLESS EXERCISE FORM

                  The undersigned Holder exercises the right to purchase --------- Warrant Shares, evidenced by the enclosed Warrant and requests that the Company exchange the Warrant for Warrant Shares as provided in SECTION 2.2.2 of the Warrant. Certificate(s) for such shares are to be issued and delivered as set forth below.

Date:
     ---------------------                         (HOLDER)


                                                   By:
                                                      --------------------------
                                                   Its:
                                                       -------------------------

Name to appear on the stock certificate:

          ------------------------------
                  (Please Print)
Address:
          ------------------------------ Employer Identification Number, Social ------------------------------ Security Number or other identifying ------------------------------ number:


                  If the foregoing exercise is not for all of the Warrant Shares purchasable under the Warrant, please register and deliver a new Warrant for the unexercised portion as follows:

Name:
     -----------------------------------
                  (Please Print)
Address:
          ------------------------------ Employer Identification Number, Social ------------------------------ Security Number or other identifying ------------------------------ number:

Calculation of Cashless Exercise:

A = Current Market Price:

B = Exercise Price:

X = Number of Shares of Common Stock to be issued for each right to purchase one
    Warrant Share exchanged:

                                    A - B (          )
                                           ----------
                           1 x                            = X (                )
                               --------------------------      ----------------

                                    A  (                    )
                                        --------------------

Total number of Warrant Shares issuable:
                                        ----------------------------------------

Total number of Warrant Shares to be issued:
                                            ------------------------------------